Exhibit 99.2

ASBURY AUTOMOTIVE GROUP, INC.

NOTICE OF GUARANTEED DELIVERY

Relating to its Offer to Exchange

Up to $200,000,000

Aggregate Principal Amount of Newly

Issued 8.375% Senior Subordinated Notes due 2020

For

a Like Principal Amount of Outstanding

Restricted 8.375% Senior Subordinated Notes due 2020

Issued in November 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

This Notice of Guaranteed Delivery relates to the offer of Asbury Automotive Group, Inc. (the “Company”) to exchange, upon the terms and subject to the conditions set forth in the Company’s prospectus, dated                     , 2011 (the “Prospectus”) and in the corresponding letter of transmittal (the “Letter of Transmittal”), its 8.375% Senior Subordinated Notes due 2020 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 8.375% Senior Subordinated Notes due 2020 (the “Original Notes”).

If the Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus), then this form may be delivered by hand or (in the case of an Eligible Institution) transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

Deliver to:

THE BANK OF NEW YORK MELLON, AS

EXCHANGE AGENT

By Registered or Certified Mail, Overnight Courier or Hand Delivery:	Facsimile Transmission Number:	Confirm by Telephone or for Information:

The Bank of New York Mellon Corporate Trust: Restructuring Unit 27th Floor Jersey City, New Jersey 07310 Attn: William Buckley	(212) 815-1915 Attention: William Buckley	(212) 815-5788

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Original Notes is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Original Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal. The undersigned guarantees that within three New York Stock Exchange trading days after the Expiration Date, the Original Notes, in proper form for transfer, or book-entry confirmation, as the case may be, will be delivered together with a properly completed and duly executed Letter of Transmittal and any other required documents.

The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal Rights” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Complete this section if you are tendering Original Notes:

Certificate No(s). for Original Notes (if available):	Principal Amount of Original Notes Represented by Certificates:
Principal Amount of Original Notes Tendered:	Signature(s):
Dated:	If your Original Notes will be delivered by book-entry transfer at The Depository Trust Company, Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates of Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a) represents that the above named person(s) own(s) the Original Notes to be tendered; and

(b) guarantees that delivery to the exchange agent of certificates for the Original Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the exchange agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) Letter of Transmittal with any required signatures and any other required documents, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm		Authorized Signature

Address		Title

Name:
Zip Code		(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS FORM; ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.